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Exhibit 10.4

DISPLAYTECH, INC.

NOTE PURCHASE AGREEMENT

        This Note Purchase Agreement (the "Agreement") is made as of December 31, 2003 between Displaytech, Inc., a Colorado corporation (the "Company"), and the purchasers set forth on Exhibit A hereto (the "Purchasers").

Section 1

Authorization and Sale of the Notes

        1.1    Authorization of the Note.    The Company represents and warrants to the Purchasers that it has authorized the sale and issuance of convertible promissory notes in substantially the form attached hereto as Exhibit B (each a "Note").

        1.2    Sale of the Notes.    Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements included and incorporated by reference herein, each of the Purchasers, severally and not jointly, agrees to purchase Notes from the Company in an initial aggregate principal amount as set forth opposite such Purchaser's name on Exhibit A (each an "Individual Purchase Commitment"). The total initial aggregate principal amount of all Notes sold by the Company to the Purchasers shall not exceed $1,500,000 (the "Aggregate Purchase Commitment"). Each sale (a "Sale") of Notes by the Company to the Purchasers from time to time shall be in an aggregate amount (the "Sale Amount") specified by the Company in a written request to the Purchasers (each a "Purchase Request"). In the event of a Sale, each Purchaser shall purchase a Note in the amount of its pro rata share, determined by multiplying the Sale Amount by a fraction, the numerator of which is such Purchaser's Individual Purchase Commitment and the denominator of which is the Aggregate Purchase Commitment (each a "Pro Rata Share"). Each sale of the Notes to each of the Purchasers will constitute a separate sale hereunder.

        1.3    Increased Commitment.    Notwithstanding anything herein to the contrary, (a) the Aggregate Purchase Commitment may be increased from time to time upon the written consent of the Company and Purchasers holding at least 80% of the aggregate principal amount of the Notes then outstanding, and (b) subject to clause (a), an Individual Purchase Commitment may be increased from time to time upon the written consent of the Company and the Purchaser whose Individual Purchase Commitment is to be so increased.

Section 2

Closings; Delivery; Conditions

        2.1.    Closings.    The purchase and sale of the Notes under this Agreement shall take place in one or more closings, each such closing (a "Closing") to take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, New York, New York 10166. The initial Closing shall take place on December 31, 2003, or at such other time and date as the parties may agree. Each subsequent Closing, if any, shall occur on the dates as determined by the Company and the Purchasers.

        2.2    Delivery.    At the initial Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser the initial Notes to be purchased by such Purchaser from the Company, dated the date of the initial Closing, and such other certificates, consents, waivers and agreements as are reasonably requested by the Purchasers (together with this Agreement, collectively the "Transaction Documents"), against payment of the purchase price therefor payable as of the date of such Closing by wire transfer. On any subsequent Closing, the Company will deliver to each Purchaser additional Notes subject to the terms and conditions hereof (including without limitation payment by the Purchasers of the purchase price therefor).

        2.3    Conditions to Obligations of the Purchasers to Purchase the Initial Notes.    The Purchasers' obligations to purchase the Notes at the initial Closing are subject to the following conditions:

          2.3.1    Note.    Each Purchaser shall have received its respective duly executed initial Note.

          2.3.2    Certified Board Resolutions.    The Purchasers shall have received a copy of the resolutions of the directors of the Company authorizing the transactions contemplated by each of the Transaction Documents, and the Company shall have acknowledged that such resolutions are true, complete and correct.

          2.3.3    Waivers; Consents.    All proceedings to have been taken and all waivers, consents and approvals to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained, and all Transaction Documents shall be reasonably satisfactory to the Purchasers, and the Purchasers shall have received copies (executed or certified, as may be appropriate) of the documents which the Purchasers may reasonably have requested in connection with such transactions.

          2.3.4    Governmental Authorizations.    All consents, permits, approvals, qualifications and/or registrations required to be obtained or effected prior to the initial Closing under any applicable state securities or "Blue Sky" laws of any jurisdiction shall have been obtained or effected.

          2.3.5    Opinion of Counsel.    The Purchasers shall have received from Faegre & Benson LLP, counsel for the Company, an opinion dated as of the initial Closing date, in the form set forth on Exhibit C hereto.

        2.4    Conditions to Obligations of the Purchasers to Purchase Notes on any Subsequent Closing.

          2.4.1    Note.    Each Purchaser shall have received its respective duly executed Note.

          2.4.2    Representations and Warranties.    The Purchasers shall have received a certificate of an officer of the Company certifying that all representations and warranties of the Company included and incorporated by reference herein are accurate, correct and complete in all material respects at and as of such Closing date as if made at and as of such date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such other date.

          2.4.3    Opinion of Counsel.    The Purchasers shall have received from Faegre & Benson LLP, counsel for the Company, an opinion dated as of such Closing date with respect to such matters as the Purchasers reasonably request.

        2.5    Conditions to Obligations of the Company.    The Company's obligations to sell the Notes on any Closing are subject to the following conditions:

          2.5.1    Payment.    The Company shall have received full payment referenced in Section 2.2 hereof to be delivered to the Company in consideration of the issuance of such Notes.

          2.5.2    Representations and Warranties.    All representations and warranties of the Purchasers included and incorporated by reference herein shall be accurate, correct and complete in all material respects at and as of such Closing date as if made at and as of such date, except for those representations and warranties made as of a specific date other than the date of this Agreement, which shall be true and correct as of such other date.

          2.5.3    Blue Sky.    The Company shall have obtained all necessary Blue Sky law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of such Notes.

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Section 3

Representations and Warranties

        The Company and the Purchasers, severally and not jointly, represent and warrant as follows as of the date hereof, except as set forth in the schedules attached hereto:

          (a)   The Company and the Purchasers agree that their respective representations and warranties set forth in Sections 4 and 5 of that certain Stock Purchase Agreement, dated as of February 11, 2003, among the Company and the Purchasers (the "Series E Agreement"), including the exceptions thereto set forth in the Schedule of Exceptions, are incorporated by reference herein and applicable as of the date hereof; provided, that all references in such sections to "Agreement," "Shares," "Conversion Shares" and "Closing Date" shall be deemed references to "this Agreement," "the Notes," "the shares issuable upon conversion of the Notes" and "the initial Closing hereunder," respectively, for purposes hereof; provided, further, that the Schedule of Exceptions attached to the Series E Agreement shall be deemed amended and restated for purposes of this Agreement only in the manner set forth on Exhibit D hereto.

          (b)   Notwithstanding the foregoing, for purposes of this Agreement only, the parties agree that (i) the reference to "February 7, 2003" set forth in Section 4.2(a) of the Series E Agreement shall be replaced with "April 25, 2003", (ii) the references to "December 31, 2002" set forth in Section 4.6(b) of the Series E Agreement shall be replaced with "September 30, 2003" and (iii) the reference to "January 31, 2003" set forth in Section 4.19(i) of the Series E Agreement shall be replaced with "November 30, 2003".

Section 4

Covenants

        4.1    Future Bridge Financings.    If the Company enters into another debt financing (including rights and agreements ancillary thereto, but excluding any renewal, extension or modification of the Company's existing indebtedness to Hewlett-Packard Company ("HP") in the principal amount of $10,000,000 plus accrued interest thereon (the "HP Debt")) during the term of the Notes in which any of the terms provided to the lender(s) therein are more favorable than those provided to the Purchasers, then the Notes automatically shall be and hereby are amended to include such more favorable terms, and the Company promptly shall execute and deliver documents reflecting such amended terms; provided that the Notes as so amended shall in all events be subordinate to the HP Debt and all obligations owed to Silicon Valley Bank ("SVB") under that certain Loan and Security Agreement, dated April 4, 2003, as set forth in Section 3 of the form of Note attached hereto as Exhibit B and in that certain Subordination Agreement, dated December 31, 2003, between the Purchasers and SVB.

        4.2    Subordination.    The Purchasers agree upon request to execute and deliver to HP such subordination agreements and other documents and instruments as may reasonably be requested by HP in order to effectuate the provisions hereof. The Purchasers further agree that HP is a third-party beneficiary of this Agreement and may directly enforce the obligations of the Purchasers hereunder.

Section 5

Miscellaneous

        5.1    Expenses.    The Company shall be responsible for its attorneys' fees incurred in the preparation, execution and delivery of this Agreement, the Notes, any other Transaction Documents and other related documentation, and shall pay, simultaneously with the initial Closing, $40,000 of such fees and other costs and expenses of the Purchasers as a group in connection with the closing of the

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sale of the Notes (including, without limitation, the fees and expenses of Gibson, Dunn & Crutcher LLP). Should any legal action, arbitration or other proceeding be commenced between the parties hereto concerning this Agreement, the Notes or any matters relating thereto, the party prevailing in such legal action, arbitration or other proceeding shall be entitled, in addition to such other relief as may be granted, to recover attorneys' fees and costs in such legal action, arbitration or other proceeding, which fees and costs shall be determined by the court or arbitrator, as the case may be.

        5.2    Incorporation by Reference.

        (a)   The provisions of Sections 6, 12, 13, 16 and 19 of the Series E Agreement are incorporated by reference herein and applicable as of the date hereof; provided, that all references in such sections to "Agreement," "Shares," "Conversion Shares" and "Closing Date" shall be deemed references to "this Agreement," "the Notes," "the shares issuable upon conversion of the Notes" and "the initial Closing hereunder," respectively, for purposes hereof.

        (b)   The parties acknowledge and agree that (i) the incorporation by reference made in Section 3 and Section 5.2(a) hereof is intended to apply the substantive meaning of certain sections of the Series E Agreement to the sale and issuance of the Notes as contemplated herein and (ii) to the extent any additional amendments to the sections of the Series E Agreement that are incorporated by reference herein are required to accomplish such intention, such additional amendments shall be and hereby are made.

        (c)   In the event that any provision of the Series E Agreement incorporated by reference herein may be held to conflict with provisions of this Agreement and/or the Notes, the provisions of this Agreement and/or the Notes, as the case may be, shall control.

Section 6

Notice

        All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Displaytech, Inc., 2602 Clover Basin Drive, Longmont, CO 80503-7603, Attention: Chief Executive Officer, Fax: (303) 772-2193, with a copy to Faegre & Benson LLP, 3200 Wells Fargo Center, 1700 Lincoln Street, Denver, CO 80203, Attention: Nathaniel G. Ford, Esq., Fax: (303) 607-3600, or (ii) if to the Purchasers, at the address indicated on Exhibit A hereto, with a copy to Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th floor, New York, NY 10166, Attention: Steven R. Shoemate, Esq., Fax: (212) 351-4035, or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

DISPLAYTECH, INC.
	By:	/s/ RICHARD D. BARTON Name: Richard D. Barton Title: CEO
Accepted and Agreed to as of the date first above written by the undersigned Purchasers:
FLEMING US DISCOVERY FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	/s/ ROBERT L. BURR
Name: Title:
FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
By:	FLEMING US DISCOVERY PARTNERS, L.P., its general partner
By:	FLEMING US DISCOVERY, LLC, its general partner
By:	/s/ ROBERT L. BURR
Name: Title:

INTERWEST CAPITAL, INC.
By:	/s/ WM. C. GLYNN Name: Wm. C. Glynn Title: President

EXHIBIT A

Purchaser	Individual Purchase Commitment
Fleming US Discovery Fund III, L.P. 1221 Avenue of the Americas, 40th Floor New York, New York 10020 Attn: Robert L. Burr	$646,400
Fleming US Discovery Offshore Fund III, L.P. 1221 Avenue of the Americas, 40th Floor New York, New York 10010020 Attn: Robert L. Burr	$103,600
InterWest Capital, Inc. P.O. Box 7608 555 S. Cole Rd. Boise, Idaho 83707 Attn: William C. Glynn	$750,000

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DISPLAYTECH, INC. NOTE PURCHASE AGREEMENT